Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-158531 on Form S-3 of our report dated August 5, 2009, relating to the financial statements and of PARIS RE Holdings Limited appearing in the Proxy Statement of PartnerRe Ltd. dated August 24, 2009.

/s/ Mazars
Mazars
Paris, France March 1, 2010